EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

       EMPLOYMENT AGREEMENT effective as of the 17th day of January, 2002, by and between FIND/SVP, INC., a New York corporation, having its principal executive offices at 625 Avenue of the Americas, New York, New York 10011 (hereinafter referred to as the "Company"), and DANIEL S. FITZGERALD, an individual residing at 115 Godfrey Road East, Weston, Connecticut 06883 (hereinafter referred to as the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

       WHEREAS,   the  Company  provides  global  business  advisory  and  other services; and

       WHEREAS, the Company and Employee have entered into a letter agreement of employment dated January 17, 2002 (the "Letter Agreement of Employment"), pursuant to which the Employee is to be employed by the Company on a full-time basis as its Executive Vice President - Strategic and Corporate Business Development; and

       WHEREAS,   the  Company  and  the  Employee  desire  to  formalize  their relationship as hereinafter set forth;

       NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

       1.     EMPLOYMENT; POSITION; RESPONSIBILITIES.

              1.1 The Company hereby employs and engages the Employee to serve as the Executive Vice President - Strategic and Corporate Business Development of the Company. As such, Employee's primary responsibilities will be:

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                     (a)    All sales-related strategies and initiatives,  other
than with respect to traditional QCS Sales. Without limiting the generality of the foregoing, such responsibilities shall be with respect to:

                            (i)    Channel, Distribution and Contract sales.

                            (ii)   A Strategic Account Program.

                            (iii)  Outsourcing Programs.

                            (iv)   SCRG and Live AnswerDesk.

                     (b)    Assistance with traditional QCS sales.

                     (c) Identifying and evaluating acquisitions, strategic alliances and joint venture opportunities.

                     (d)    Operational    assistance   with   SCRG   and   Live
AnswerDesk, as appropriate.

              In addition thereto, as a senior executive of the Company, Employee shall feel free to give the Company his input on any and all corporate developments and issues. In connection therewith, Employee shall be a member of the Company's Operating Management Group whose function is to propose initiatives and supplemental strategies needed to move the Company to the next level of growth and to apply the Company's overall policies and strategies.

              Employee shall report to the Company's Chief Executive Officer on all matters relating to Strategic and Corporate Business Development and Live AnswerDesk and to the President on all matters relating to sales, marketing and SCRG. The QCS Sales Manager shall report directly to the Company's Executive Vice President with dotted-line reporting to Employee.

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              1.2    The  Employee  hereby  accepts  said  employment  with  the
Company on the terms and conditions herein set forth and agrees to devote his full time, energy and skill during regular business hours exclusively to such employment.

       2.     TERM OF EMPLOYMENT.

              2.1 The term of employment hereunder shall commence no later than February 19, 2002 ("Commencement Date") and shall continue until February 19, 2005 (the "Term"), except that Employee's employment shall terminate sooner upon the occurrence of any of the following events:

                     (a)    The death of the Employee;

                     (b)    The incapacity of the Employee as defined below;

                     (c) An act or omission to act on the part of the Employee which would constitute cause, as defined below, for the termination of employment, and the giving of written notice to the Employee by the Company that the Company elects to terminate the employment of the Employee;

                     (d) The Employee voluntarily leaves the employ of the Company; or

                     (e) Resignation by the Employee for good reason as defined below.

              2.2 The term "incapacity" as that term is used in Section 2.1(b) above and Section 2.4(a) below shall be deemed to refer to and include the absence of the Employee from his employment by reason of mental or physical illness, disability or incapacity for a continuous period of 90 days or for a period of 120 days in any six-month period, and the Company, at its option, elects to treat such illness, disability or incapacity as permanent in nature.

              2.3 The term "cause" as that term is used in Section 2.1(c) above and Sections 2.4(a) and 3.6 below shall be defined as being for:

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                     (a)    the  Employee's  conviction in a court of law of any
crime involving money or other property or of a felony;

                     (b) the Employee's failure or refusal to substantially perform his duties hereunder, other than any such failure or refusal resulting from his incapacity, or the Employee's failure or refusal to carry out the directives of the Company's Chief Executive Officer or President, or the willful taking of any action by the Employee which results in damage to the Company, or the material default or breach by Employee of any obligation, representation, warranty, covenant or agreement made by Employee herein; provided, however, that the Company shall have given Employee written notice of any such cause for termination in accordance with Sections 2.1(c) and 7 hereof and Employee shall have failed to cure such cause (if curable) within 15 days after the date of such notice. If the cause for termination is cured within the 15 day period, it shall be deemed for all purposes that cause for termination has not occurred (except that if the same or a similar event to the one resulting in notice pursuant to this subsection 2.3(b) recurs after a cure, the right to cure the second cause of termination, after notice with respect to the second event shall have been given, shall expire 24 hours after the time the notice is given); or

                     (c)    the  Employee's  breach of any of the  provisions of
Section 4 hereof.

              2.4 The term "good reason" as that term is used in Section 2.1(e) above shall be defined as the following:

                     (a)    the    diminution   of   Employee's    position   or
responsibilities and status with the Company;

                     (b) a relocation of the Company's principal offices and place of Employee's employment further than 50 miles from the Employee's principal residence;

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


                     (c) a breach by the Company of any of its compensation obligations under this Agreement; or

                     (d) a change of control of the Company, which for purposes of this Agreement shall be defined to occur upon the acquisition by any person, including a group (as defined in Section 13(d) of the Securities
Exchange Act of 1934, as amended), other than the Company or any of its subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries, of beneficial ownership of 30% or more of the outstanding stock of the Company entitled to vote.

       3.     COMPENSATION: RELATED MATTERS.

              3.1    (a)    Employee  shall  receive a salary  for his  services
hereunder at the rate of $200,000 per annum, payable in accordance with the Company's normal payroll procedure for executive employees.

                     (b)    In addition to the Employee's salary, the Employee:

                            (i) May receive a bonus of up to $60,000, as follows:

                                   (A) up to $30,000 pursuant to the terms of a quantitative senior management plan under development; and

                                   (B) up to an additional $30,000, at the discretion of the Company's Chief Executive Officer and President; and

                            (ii) Employee shall receive an "override" on all bookings generated by Employee during the first six (6) months of the Term that are a direct result of Employee's existing business relationships on the Commencement Date ("Bookings"), such "override" to be computed as follows: 5% of the first $250,000 in Bookings, 4% of Bookings between $250,000 and $750,000, and 3% of Bookings

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


              above $750,000. Payment of such "override" shall be made to Employee within 10 days after the end of the month during which the revenues from such Bookings are received by the Company.

                     (c) On an annual basis beginning December 2002, the Company shall review the Employee's performance and other relevant factors relating to salary and bonus. Any increase in salary and/or bonus at such time shall be at the discretion of the Company's Chief Executive Officer and President.

              3.2 The Company shall reimburse the Employee for all reasonable expenses incurred by him in connection with the business of the Company,
provided  Employee  shall  submit  proper  supporting   documentation  for  such
expenses.

              3.3 Employee shall be eligible, to the extent he qualifies, for participation in any health or other group insurance plan of the Company and shall also be entitled to participate in any employee benefit programs of the Company for its key employees or for its employees generally.

              3.4 Employee shall be entitled to a four (4) week paid vacation annually, to be taken at such times as are consistent with the needs of the Company and the convenience of the Employee, plus such other holidays, personal days or other days as may be determined in accordance with the Company's policies as in effect from time to time.

              3.5 (a) In the event the Employee's employment by the Company is terminated for "cause" pursuant to Section 2.1(c) hereof, or by virtue of Section 2.1(d) hereof because the Employee voluntarily leaves the employ of the Company, the Employee shall be entitled to (i) the compensation provided for by Section 3.1 (a) hereof, (ii) compensation accrued pursuant to
Section 3.1 (b) hereof, and (iii) compensation based upon revenues received pursuant to Section 3.1 (b) (ii) hereof, in each case only up until the date of termination of his employment.

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                     (b)    In  the  event  the  Employee's  employment  by  the
Company is terminated for any reason other than cause or by virtue of Section 2.1(d) hereof because the Employee voluntarily leaves the employ of the Company, the Employee (or his estate in the event such termination is due to the death of the Employee or the Employee dies subsequent to such termination) shall be entitled to receive (i) the compensation provided for in Section 3.1(a) hereof for a period of six (6) months from the date of termination, and (ii) any monies due and owing to the Employee pursuant to Section 3.1 (b) hereof.

              3.6 GRANT OF STOCK OPTIONS. Effective as of the date of the Letter Agreement of Employment, the Company has granted to the Employee a ten-year Incentive Stock Option (the "Option") to purchase one hundred thousand (100,000) shares of the Company's common stock, par value $.0001 per share ("Common Stock"), at the fair market value thereof on January 17, 2002, pursuant to, and in accordance with, the terms of the Company's 1996 Stock Option Plan. The Option shall vest to the extent of twenty thousand shares on the Commencement Date and the balance ratably at the end of each of the first three years of Employee's employment hereunder by the Company; provided, however, that
(a) such vesting shall accelerate in the event the Employee leaves the employ of the Company on account of a change in control (as defined in Section 2.4(d) above), and (b) in the event of termination of the Employee's employment by the Company without cause, as defined in Section 2.3 above, in addition to that portion of the Option that has vested on the date of such termination, the portion of the Option that would vest within six (6) months of the date of such termination shall vest as of the date of such termination.

       4.     RESTRICTIVE COVENANTS.

              4.1    Employee   acknowledges   that  the   Company   is  in  the
information services business and that the Employee, as an Executive Officer of the Company, will be familiar in detail

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


with the activities of the Company and will participate in formulating the activities; that he will continue to be familiar in detail with the activities and future plans of the Company as they continue to develop during his employment; and that his position will give him a thorough knowledge of the Company's customers, suppliers and servicing and marketing operations and will place him in close and continuous contact with the Company's customers and suppliers. Employee further acknowledges that if he were to compete with the Company by organizing, directing, advising, assisting or becoming an employee of any competing business entity, as defined below, he could do great harm to the Company and would materially diminish or destroy the value to the Company of its customer and supplier relationships and servicing and marketing arrangements.

              Accordingly, during the Term of his employment by the Company and for a period of one (1) year immediately following the termination thereof (the Term of employment and the subsequent one (1) year period being collectively referred to as the "Covenant Period"), unless otherwise consented to by the Company in writing, Employee shall not engage as founder, principal, partner, executive officer or owner of any competing business entity, as defined below; provided, that the Employee shall be permitted during the Covenant Period to own less than a 5% interest as a stockholder (and in no other capacity) in a company which is listed on any national stock exchange even though it may be in competition with the Company.

              As used in this Agreement, the term "competing business entity" shall mean any corporation, firm, partnership, association, trust, group, joint venture, or individual proprietorship in a rapid response information-on-demand, business research business which is directly competitive with the Company and for which the average charge per inquiry is less than $1,000; provided that such term will not include, and will not be deemed to prevent Employee from being employed in, the business research field or from being employed by any company providing

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market research,  primary consumer research,  or other consulting  services,  as such terms are generally described in the industry, or from being employed by customers of Employer in a non-competitive function.

              4.2 Employee shall not, during the Covenant Period or thereafter, disclose to any business entity any confidential information regarding the customers, suppliers, marketing arrangements or methods of operation of the Company, or any other confidential information of the Company, except that nothing contained in this sentence shall be construed to prevent Employee from using any general technical know-how and information that is in the public domain or of a nature known generally throughout the industry.

              4.3 Employee shall, during the Term of his employment, promptly reveal to the Company all matters coming to Employee's attention pertaining to the business or interests of the Company.

              4.4 Unless otherwise consented to by the Company in writing, Employee shall not, (a) for a period of one (1) year immediately following the termination of Employee's employment, hire or solicit for hiring, on his own behalf or on behalf of any business entity, any key employee of the Company, and
(b) for a period of one (1) year following such termination directly solicit, contact, do business with, call upon or communicate with any customer, former customer or prospective customer (defined as any entity for which the Company provided a written proposal within 6 months of the termination of the Executive's employment) of the Company for the purpose of providing rapid response information-on-demand, business research services which is directly competitive with the Company and for which the average charge per inquiry is less than $1,000, or any other business engaged in by the Company at the time of the Employee's separation from employment. This restriction will not apply to any customer, former customer or

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prospective  customer  with whom Employee had no  substantial  contact or to any line of business of the Company in which Employee had no involvement, during the last two (2) years of employment with the Company.

              4.5 Employee shall not, during his Term of employment or upon termination thereof, remove from the offices of the Company, any studies, samples, reports, plans, contracts, publications, customer lists or other similar items nor copies or facsimiles thereof, except as the same may relate to the performance of Employee's duties hereunder, or as otherwise authorized by the Company.

       5.     RESTRICTIVE COVENANTS SEVERABLE.

              The provisions of Section 4 of this Agreement contain a number of separate and divisible covenants, all of which are included respectively in said Section for the purpose of brevity only, and each of which shall be construed as a separate covenant and shall be separately enforceable, and if any court of competent jurisdiction shall determine that any part of said Section, or any part of any sentence or paragraph thereof, or any such separate covenant therein contained, is unduly restrictive or void, the remaining part or parts, or the other separate covenants, shall be considered valid and enforceable, notwithstanding the voidance of such part or separate covenant.

       6.     REMEDIES.

              Employee acknowledges that it will be impossible to measure in money the damage to the Company of a breach of any of the provisions of Section 4; that any such breach will cause irreparable injury to the Company and that the Company, in addition to any other rights and remedies existing at law or equity or by statute, shall be entitled to an injunction or restraining order restraining Employee from doing or continuing to do any such acts and any other violations or

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threatened violations of Section 4, and Employee hereby consents to the issuance of any such injunction or restraining order without bond or security.

       7.     NOTICES.

              All notices required or permitted to be given by any party hereunder shall be in writing and delivered in person or mailed by registered or certified mail, return receipt requested, to the other parties addressed as follows:

              (a) If to the Employee to 115 Godfrey Road East, Weston, Connecticut 06883;

              (b) If to the Company to 625 Avenue of the Americas, New York, New York 10011; or to such other addresses as the parties may direct by notice given pursuant hereto. Any notice mailed as provided above shall be deemed completed on the date of receipt.

       8.     ENTIRE AGREEMENT.

              The provisions hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, replace and terminate all existing oral or written agreements concerning such subject matter. No modification, supplement or discharge hereof shall be effective unless in writing and executed by or on behalf of the parties hereto.

       9.     WAIVER.

              No waiver by any party of any condition, term or provision of this Agreement shall be deemed to be a waiver of a preceding or succeeding breach of the same or any other condition, term or provision hereof.

       10.    ASSIGNABILITY.

              This Agreement, and its rights and obligations may not be assigned by Employee. This Agreement shall be binding upon the Company and its successors and assigns.

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       11.    GOVERNING LAW.

              This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       12.    ARBITRATION.

              Any dispute or controversy arising among or between the parties hereto regarding any of the terms of this Agreement or the breach hereof, the determination of which is not otherwise provided for herein, on the written demand of any of the parties hereto shall be submitted to and determined by arbitration held in the City of New York in accordance with the rules then obtaining of the American Arbitration Association. Any award or decision made by the arbitrators shall be conclusive in the absence of fraud, and judgment upon said award or decision may be entered in any court having jurisdiction thereof.

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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


FIND/SVP, INC.



By:
   ----------------------------------         ----------------------------------
   Name: DAVID WALKE                          DANIEL S. FITZGERALD
   Title: CHIEF EXECUTIVE OFFICER


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